Exhibit 99.1

Nkarta Announces Leadership Updates, Appoints Nadir Mahmood as President

SOUTH SAN FRANCISCO, Calif., July 16, 2024 -- Nkarta, Inc. (Nasdaq: NKTX), a biopharmaceutical company developing engineered natural killer (NK) cell therapies, today announced changes to its leadership team. Nadir Mahmood, Ph.D., will join Nkarta as President this month, sharing executive leadership responsibilities with Paul J. Hastings, who continues in his role as Chief Executive Officer. Additionally, Nkarta has broadened the role of David R. Shook, M.D., to Chief Medical Officer, Head of Research & Development. Drs. Mahmood and Shook will both report to Mr. Hastings.

"This new leadership structure enables Nkarta to meet this transformative moment for cell therapy as we embark on groundbreaking clinical trials and expand our footprint in multiple autoimmune disease settings. These executive changes are expected to significantly enhance our ability to accelerate the development and ultimate commercialization of pioneering NK cell therapies for patients that need them," said Paul J. Hastings, CEO of Nkarta. "I am thrilled to have Nadir, a trusted thought partner of many years, join Nkarta. His expertise will be invaluable as we continue to drive innovation and growth."

Nadir Mahmood, Ph.D., was previously the Chief Executive Officer of Rezo Therapeutics, a private-stage drug-discovery company. Prior to joining Rezo, he served as Chief Financial and Business Officer at Nkarta, where he played a direct role in corporate strategy, including the company’s private and public financings as well as the formation of its in-house manufacturing capabilities. In this newly created role of President, Dr. Mahmood will be responsible for driving the strategic focus, operational excellence and overall business and technical success at Nkarta. He will lead cross-functional activities to guide company-wide strategic alignment and value creation across pipeline programs, technical and business operations and lifecycle planning.

"We’re at the starting point of a potentially disruptive opportunity for CAR NK cell therapy in autoimmune disease,” said Dr. Mahmood, incoming President of Nkarta. “With Nkarta’s differentiated technology, pioneering clinical programs and strong balance sheet, I believe the company is well positioned for success in this emerging therapeutic area. I’m incredibly excited to work with the exceptional team at Nkarta and help advance innovative and accessible therapies that can make a meaningful impact on the lives of patients.”

Earlier in his career, Dr. Mahmood led corporate development at Second Genome, where he was responsible for establishing the company’s strategy and partnerships. Previously, he was a staff scientist at Kythera Biopharmaceuticals, where he oversaw preclinical research for the company’s lead molecule, Kybella®. Dr. Mahmood has also worked in equity research at Goldman Sachs and consulted for early-stage companies in the life sciences and clean energy sectors. He earned a B.S. in biochemistry from the University of Texas at Austin and a Ph.D. in cell regulation from the University of Texas Southwestern Medical Center, and completed postdoctoral research at the Scripps Research Institute in La Jolla, CA.

In addition to Dr. Mahmood’s appointment, David R. Shook, M.D., has been promoted to Chief Medical Officer, Head of Research and Development to reflect his newly-designated oversight of the R&D organization – in addition to his prior responsibilities leading the clinical development, regulatory and translational science functions. James Trager, Ph.D., Nkarta’s former Chief Scientific Officer, recently transitioned to a special advisory role for the company due to personal family and health reasons.

“James’ work has greatly contributed to the advancement of our science and mission. We are extremely grateful for his many contributions during his tenure, and we are fortunate to have the opportunity to continue to call him an advisor and friend," said Mr. Hastings. “David, an experienced physician-scientist in the field of cell therapy, has contributed significant expertise and leadership in the field of NK cell biology, and with James’ transition, we will look to him to advance Nkarta’s innovative research while continuing to drive our overall development initiatives.”

Nkarta recently initiated Ntrust-1, a multi-center clinical trial of NKX019 in lupus nephritis. Additionally, the company recently announced the U.S. Food and Drug Administration (FDA) has cleared Nkarta's second Investigational New Drug (IND) application for NKX019 in autoimmune disease, paving the way for Ntrust-2, a multi-center clinical trial evaluating NKX019 for the treatment of systemic sclerosis (SSc, scleroderma), idiopathic inflammatory myopathy (IIM, myositis) and ANCA-associated vasculitis (AAV).

The company expects to announce preliminary data from the Ntrust-1 and Ntrust-2 clinical trials data in 2025.

About NKX019
NKX019 is an allogeneic, cryopreserved, off-the-shelf immunotherapy candidate that uses natural killer (NK) cells derived from the peripheral blood of healthy adult donors. It is engineered with a humanized CD19-directed chimeric antigen receptor (CAR) for enhanced cell targeting and a proprietary, membrane-bound form of interleukin-15 (IL-15) for greater persistence and activity without exogenous cytokine support. CD19 is a biomarker for normal B cells as well as those implicated in autoimmune disease and B cell-derived malignancies.

About Nkarta
Nkarta is a clinical-stage biotechnology company advancing the development of allogeneic, off-the-shelf, on-demand natural killer (NK) cell therapies. By combining its cell expansion and cryopreservation platform with proprietary cell engineering technologies and CRISPR-based genome engineering capabilities, Nkarta is building a pipeline of future cell therapies engineered for deep therapeutic activity and intended for broad access in the outpatient treatment setting. For more information, please visit the company’s website at www.nkartatx.com.

Cautionary Note on Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include, but are not limited to, statements concerning Nkarta’s expectations regarding any or all of the following: Nkarta’s plans, strategies and timelines (including initiation of further clinical trials) for the continued and future clinical development and commercial potential of NKX019 for the treatment of autoimmune disease, including lupus, systemic sclerosis, myositis and vasculitis; the therapeutic potential, accessibility, tolerability, advantages, and safety profile of NK cell therapies, including NKX019, for the treatment of autoimmune disease, including lupus, systemic sclerosis, myositis and vasculitis; the potential impact of Nkarta’s new executive appointments and leadership structure; Nkarta’s ability to advance and accelerate the development and future commercialization of NKX019 as a treatment for autoimmune disease; and Nkarta’s plans and timelines for the future availability and disclosure of clinical data from Ntrust-1 and Ntrust-2 or other updates regarding the clinical trials.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Nkarta’s limited operating history and historical losses; Nkarta’s lack of any products approved for sale and its ability to achieve profitability; the risk that the results of preclinical studies and early-stage clinical trials may not be predictive of future results; Nkarta’s ability to raise additional funding to complete the development and any commercialization of its product candidates; Nkarta’s dependence on the clinical success of NKX019; that Nkarta may be delayed in initiating, enrolling or completing its clinical trials; competition from third parties that are developing products for similar uses; Nkarta’s ability to obtain, maintain and protect its intellectual property; Nkarta’s dependence on third parties in connection with manufacturing, clinical trials and pre-clinical studies; and the complexity of the manufacturing process for CAR NK cell therapies.

These and other risks and uncertainties are described more fully in Nkarta’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Nkarta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on

May 9, 2024, and Nkarta’s other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Nkarta undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Nkarta Media/Investor Contact:
Greg Mann
Nkarta, Inc.
gmann@nkartatx.com